CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Copley Pharmaceutical, Inc.


We consent to incorporation by reference in registration statements (No. 33-54707), (No. 33-96122) and (No. 33-96122) and (No. 33-96118) on Form S-8 of
Copley Pharmaceutical, Inc. of our report dated January 27, 1998, on our audits of the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1997 and 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Copley Pharmaceutical, Inc.


/s/ KPMG LLP